Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Blue Water Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common stock par value $0.00001 per share	457(a) and/or (o)	70,849(4)	$4.30(5)	$304,650.70		$28.24
Fees Previously Paid	Equity	Common stock par value $0.00001 per share	457(a) and/or (o)	220,997(6)	$4.30(5)	$950,287.10		$88.09
Fees Previously Paid	Equity	Common stock par value $0.00001 per share	457(a) and/or (o)	4,972,428(7)	$3.12(8)	$15,513,975.40		$1,438.15
	Total Offering Amounts							$16,768,913.20
	Total Fees Previously Paid							$1,554.48
	Total Fee Offsets							-
	Net Fee Due							-

1.	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
2.	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
3.	Based on the calculation of multiplying the aggregate offering amount by $0.0000927.
4.	Consists of 70,849 shares of Common Stock issuable upon exercise of the April 2022 Wainwright Warrants.
5.	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on April 26, 2022.
6.	Consists of 220,997 shares of Common Stock issuable upon exercise of the August 2022 Wainwright Warrants.
7.	Consists of 4,972,428 shares of Common Stock issuable upon exercise of the Preferred Investment Options.
8.	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on August 25, 2022.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered(2)	Form Type	File Number	Initial Effective Date
Equity	Common stock par value $0.00001 per share	70,849	(3)	$304,650.70	S-1	333-26464	May 20, 2022
Equity	Common stock par value $0.00001 per share	220,997	(4)	$950,287.10	S-1	333-26464	May 20, 2022
Equity	Common stock par value $0.00001 per share	4,972,428	(5)	$304,650.70	S-1	333-267142	September 19, 2022

1.	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act.
2.	Based on the calculation of multiplying the aggregate offering amount by $0.0000927.
3.	Consists of 70,849 shares of Common Stock issuable upon exercise of the April 2022 Wainwright Warrants.
4.	Consists of 220,997 shares of Common Stock issuable upon exercise of the August 2022 Wainwright Warrants.
5.	Consists of 4,972,428 shares of Common Stock issuable upon exercise of the Preferred Investment Options.